Exhibit 10.7

FORM

CRESCENT ENERGY COMPANY

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Crescent Energy Company 2021 Equity Incentive Plan, as amended from time to time (the “Plan”), Crescent Energy Company (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of Restricted Stock Units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:

Date of Grant:

Total Number of Restricted Stock Units:

Vesting Commencement Date:

Vesting Schedule:	Except as expressly provided in Sections 3 and 4 of the Agreement, the Plan and the other terms and conditions set forth herein, the RSUs shall vest according to the following schedule, so long as you remain continuously employed by the Company or an Affiliate from the Date of Grant through each vesting date set forth below:

Vesting Date	Portion of RSUs that Vest

Settlement:	Settlement of the RSUs shall be made solely in shares of Common Stock, which shall be delivered to you in accordance with Section 5 of the Agreement.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

COMPANY

Crescent Energy Company

By:
Name:
Title:

PARTICIPANT

Signature:
Name:

Signature Page to

Restricted Stock Unit Grant Notice

EXHIBIT A

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Crescent Energy Company, a Delaware corporation (the “Company”), and _________ (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1. Award. In consideration of the Participant’s past and/or continued employment with, or service to, the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Common Stock or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2. Vesting of RSUs. Except as otherwise set forth in Sections 3, and 4, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice.

3. Effect of Termination of Employment. Except as otherwise set forth in Section 4 or as provided otherwise in any employment agreement between the Participant and the Company or an Affiliate, if the Participant’s employment with the Company or an Affiliate terminates prior to the date the RSUs vest in accordance with Section 2, then upon the termination of the Participant’s employment with the Company or an Affiliate for any reason, any RSUs that have not yet vested (and all rights arising from such RSUs and from being a holder thereof), unless otherwise determined by the Committee, will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

4. Change in Control. If there is both (x) a Change in Control (as defined in the Plan) of the Company and (y) the Participant’s employment with the Company or an Affiliate is terminated within 12 months of such Change in Control by the Company without Cause (as defined below) or by the Participant for Good Reason (as defined below), any unvested RSUs shall become fully vested and non-forfeitable upon the date of the termination of the Participant’s employment.

For purposes of this Agreement, the term “Cause” shall mean “cause” (or a term of like import) as defined under the Participant’s employment, consulting and/or severance agreement with the Company or, in the absence of such an agreement or definition, shall mean a determination by the Company in its sole discretion that the Participant has: (a) engaged in gross negligence or willful misconduct in the performance of the Participant’s duties with respect to the Company or an Affiliate, (b) materially breached any material provision of any written agreement between the Participant and the Company or an Affiliate or corporate policy or code of conduct established by the Company or an Affiliate and applicable to the Participant; (c) willfully engaged in conduct that is materially injurious to the Company or an Affiliate; or (d) been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with, a felony involving fraud, dishonestly or moral turpitude (or a crime of similar import in a foreign jurisdiction).

Exhibit A-1

For purposes of this Agreement, the term “Good Reason” shall mean “good reason” (or a term of like import) as defined under the Participant’s employment, consulting and/or severance agreement with the Company or, in the absence of such an agreement or definition, shall mean a material diminution in the Participant’s base salary; provided that, in the case of the Participant’s assertion of Good Reason, (a) the condition described in the foregoing clause must have arisen without the Participant’s consent; (b) the Participant must provide written notice to the Company of such condition in accordance with this Agreement within 45 days of the initial existence of the condition; (c) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (d) the date of termination of the Participant’s employment or other service relationship with the Company or an Affiliate must occur within 90 days after such notice is received by the Company.

5. Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Sections 2 or 4, but in no event later than 60 days following such vesting date, the Company shall deliver to the Participant (or the Participant’s permitted transferee, if applicable), a number of shares of Common Stock equal to the number of RSUs that become vested on such date. All shares of Common Stock, if any, issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Common Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

6. Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Common Stock (including previously owned Common Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Common Stock, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

7. Non-Transferability. During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Exhibit A-2

8. Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Common Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended, is in effect at the time of such issuance with respect to the shares to be issued or (b) the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act of 1933, as amended. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed to be necessary for the lawful issuance and sale of any Common Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Common Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

9. Legends. If a stock certificate is issued with respect to Common Stock delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the Common Stock is then listed. If the shares of Common Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

10. Rights as a Stockholder; Dividends. The Participant shall have no rights as a stockholder of the Company with respect to any Common Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such Common Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Common Stock, except as otherwise specifically provided for in the Plan or this Agreement. The Participant will have no right to receive any dividends or other distribution with respect to a RSU unless and until shares of Common Stock have been delivered in respect of the RSUs that become vested, if any, in accordance with the terms and conditions of this Agreement.

11. Execution of Receipts and Releases. Any issuance or transfer of shares of Common Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested RSUs.

12. No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

Exhibit A-3

13. Lock-Up Period. If so requested by the Company or any representative of the underwriters in connection with any offering of the Company’s securities, the Participant (or other holder) shall not sell or otherwise transfer or distribute any Common Stock or other securities of the Company (or any securities convertible or exchangeable or exercisable for Common Stock or engage in any hedging transactions relating to Common Stock) during such period as may be requested in writing by such underwriters and agreed to in writing by the Company.

14. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

15. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.

16. Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

17. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

Exhibit A-4

18. Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

19. Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all Common Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

20. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.

21. Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

22. Headings. Headings are for convenience only and are not deemed to be part of this Agreement.

23. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs granted pursuant to this Agreement are intended to comply with the applicable requirements of Section 409A of the Code, as amended from time to time, or an exemption thereunder, and the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto (the “Nonqualified Deferred Compensation Rules”) and shall be construed and interpreted in accordance with such intent. If the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the RSUs upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs provided under this Agreement are compliant with or exempt from the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.

Exhibit A-5